Exhibit 5.1

January 24, 2023

The Arena Group Holdings, Inc.

200 Vesey Street

24th Floor

New York, New York 10281

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 filed by The Arena Group Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on January 24, 2023 (the “Registration Statement”), in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of 505,655 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock,” and such shares of Common Stock, the “Selling Stockholders’ Shares”), previously issued to certain selling stockholders of the Company (the “Selling Stockholders”) pursuant to certain securities purchase agreements by and between the Company and each of the Selling Stockholders, as set forth in the Registration Statement and the prospectus contained within the Registration Statement (the “Prospectus”).

In connection with our opinion expressed below, we have examined originals or copies of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Second Amended and Restated Bylaws (the “Bylaws,” together with the Certificate of Incorporation, as each may be amended, modified or restated, the “Charter Documents”), certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Charter Documents, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities (except for the Company) executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated January 24, 2023 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that the Selling Stockholders’ Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus are validly issued, nonassessable and fully paid.

The Arena Group Holdings, Inc.

January 24, 2023

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with sale of the Selling Stockholders’ Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very Truly Yours,

/s/ Fenwick & West LLP

Fenwick & West LLP